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                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-88849 on Form N-1A of our report dated February 23, 2001 appearing in the December 31, 2000 Annual Report of Mercury QA Strategy Series, Inc. which is comprised of Mercury QA Strategy Growth and Income Fund, Mercury QA Strategy Long-Term Growth Fund and Mercury QA Strategy All-Equity Fund, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 25, 2001